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                                                                   EXHIBIT 10.2


                                OPTION AGREEMENT
                               WITH CORBIN BERNSEN

MR. CORBIN BERNSEN
13535 HATTERAS ST,
VALLEY GLEN, CA 91401

Feb 15th, 2002

Dear Corbin,

This letter sets forth the Agreement {"Agreement") between you (the "Owner" ) on the one hand, and 1st Step Inc. (the "Purchaser") on the other hand, with respect to the 5 screenplays currently entitled "3 DAY TEST", `THE CIRCUIT", "ISLE OF MAN", "MOMMY AND ME", "411"(the "Property") which are being purchased for the purpose of being produced as a Feature Films (the Picture").

1.  Exclusive Options :
Purchaser shall acquire the following exclusive options:
a) 12 months: for a total of $25,000 ($5,000 per screenplay) commencing as of the date Purchaser receives a fully executed copy of this agreement.

2. Purchase Price
2.5% of the final pre-shootinq budget (excluding completion bond, overhead, financing costs, and interest charges) of the Picture. Upon payment of purchase price, Purchaser shall acquire all rights to the Property (as described below).

3. Rights Granted
Owner hereby grants to Purchaser the exclusive options as set forth above to purchase outright, exclusively and in perpetuity, all right, title, and interest of any kind or nature whatsoever, whether now or hereafter known or existing in all languages, throughout the universe in and to the property (the Rights"). The Rights shall include, without limitation, all motion picture, television and allied rights in and to the Property including, without limitation, music, live action, animation, remake, sequel, prequel, series, Digital television and video cassette and/or video laser disc recording, sound track, media rights, merchandising, and commercial tie-up rights in and to the Property and any and all rights therefrom or ancillary thereto and the excusive right to exploit any and/or all such rights as Purchaser may choose in its sole discretion in any and/or all media now or hereafter known or devised in perpetuity, throughout the universe.

4. Representations and Warranties:

Owner warrants and represents that all ideas, creations, material, and intellectual properties furnished by owner herein are and will be Owner's own and original creation. Owner warrants and represents that Owner's have the sole and exclusive right and authority to enter into and fully perform this agreement and to grant exclusively to Purchaser the Rights granted herein.

5. Indemnities:

Owner shall defend, indemnify and save harmless Purchaser, it's successors, licensees and assigns, and any officers, directors, employees/ agents and/or


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representatives of any of the foregoing, from and against any and all claims and expenses (including without limitation reasonable legal fees and expenses) incurred by any of them by reason of the breach or alleged breach of any warranty undertaking, representation and/or agreement made by or entered into herein by Owner hereunder.

6. Purchasers Control:

Owner acknowledges the right of Purchaser to make any changes to the Property in the preparation and exploitation of any productions based on the property, and in this connection Owner acknowledges and agrees that Owner will not have any right of approval or consultation with respect to any such changes or with respect to any element of any production produced hereunder.

7. Assignment:

All Rights and privileges granted to Purchaser hereunder and all representations and warranties made by owner hereunder shall inure not only to Purchaser's benefit, but also to the benefit of all persons who may hereafter lawfully acquire any right to produce, sell, license, transmit, exhibit, advertise and/or exploit in any way the Rights granted hereunder, it being expressly agreed that any production hereunder may be produced, released, sold and/or distributed under any company or trade name, brand producing mark, or trademark desired by Purchaser, its licensees, successors and assigns.

8. No Injunctive Relief :

Owner's sole and exclusive remedy for any breach of this Agreement shall be limited to an action for damages at law and under no circumstances shall Owner be entitled to equitable relief or to restrain or enjoin the distribution of any motion picture hereunder or other exploitation of any of the Rights granted to Producer hereunder .

9. Articles:

Notices to Owner shall be sent to the address below. Notices to Purchaser shall be sent to 1st Step Inc, 14759 Oxnard St, California 91411. All payments and notices hereunder shall be given to Owner and Purchaser by first class mail, registered or certified, return receipt requested, or by personal delivery, Fax, Federal Express or the like, at their respective addresses set forth, or to such other address as either party shall specify by notice as herein provided.

All terms contained in this letter Agreement which are not specifically defined herein are intended to be defined in accordance with the customary definitions of such terms in the United States Motion picture and Television industries. This letter Agreement shall constitute a complete and mutually binding Agreement that can not be modified except by a writing signed by all of the parties. Please indicate your acceptance of this letter Agreement by signing in the space provided for herein below.



                                                FOR 1st Step Inc .
AGREED TO AND ACCEPTED:                         ACKNOWLEDGED:


/s/ Corbin Bernsen                              /s/ Shaun Edwardes
------------------------------------            -------------------------------
Corbin Bernsen                                  Shaun Edwardes, Director


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SHORT FORM OPTION


         For good consideration, the adequacy, sufficiency, and receipt of which is hereby acknowledged, the undersigned hereby grants to 1st Step Inc.("purchaser"), it's successors, licensees and assigns, the sole and exclusive option to purchase all motion picture, allied and ancillary rights (as more particularly described in the Agreement specified below) in and to the 5 screenplays entitled "3 DAY TEST", `THE CIRCUIT", "ISLE OF MAN", "MOMMY AND ME", "411"(the property). This instrument is executed in accordance with and is subject to the Option/Purchase Agreement {the "Agreement" ) between the undersigned and 1st Step Inc. dated as of January 25, 2002 relating to the option granted to 1st Step Inc. to purchase above mentioned rights to the property, which rights are more fully described in the Agreement.

Date February 15, 2002


Corbin Bernsen ("Owner")


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